UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011
W. P. CAREY & CO. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
During the three months ended March 31, 2011, W. P. Carey & Co. LLC (“the registrant”) sold two domestic properties. In accordance with current authoritative accounting guidance for the disposal of long-lived assets, the registrant reported revenue and expenses from the operations of these properties as discontinued operations for each period presented in its quarterly report for the quarter ended March 31, 2011 (including the comparable periods of the prior year) (the “Discontinued Operations”). As required by accounting principles generally accepted in the United States of America, the registrant must also retrospectively adjust its previously issued annual financial statements for each of the three years shown in the registrant’s last Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011 (the “2010 Annual Report”) to reflect the Discontinued Operations if those financial statements are incorporated by reference in any subsequent filings with the SEC made under the Securities Act of 1933, as amended, despite the fact that those financial statements relate to periods prior to the date of the retrospective adjustment. Therefore, the registrant is retrospectively adjusting its historical financial statements covered by the 2010 Annual Report to reflect the Discontinued Operations in compliance with current authoritative accounting guidance. The retrospective adjustment has no effect on the registrant’s previously reported net income, financial condition or cash flows for the periods covered by the 2010 Annual Report.
Additionally, effective January 1, 2011, the registrant reclassified its equity investments in the real estate investment trusts that are sponsored by the registrant under the Corporate Property Associates brand name (the “CPA® REITs”) from its investment management segment to its real estate ownership segment. The equity income or loss from the CPA® REITs that is now included in the registrant’s real estate ownership segment represents the registrant’s proportionate share of the revenue less expenses of the net-leased properties held by the CPA® REITs. This treatment is consistent with that of the registrant’s directly-owned properties. Therefore, the registrant is reclassifying its results of operations for the periods covered by the 2010 Annual Report to conform to the current presentation. This retrospective reclassification has no effect on the registrant’s previously reported consolidated net income, financial condition or cash flows for the periods covered by the 2010 Annual Report.
This Current Report on Form 8-K updates Items 1A, 6, 7 and 8 of the 2010 Annual Report to reflect the retrospective reclassification of certain properties to assets held for sale during the three months ended March 31, 2011 as Discontinued Operations and the retrospective reclassification related to the change in presentation of the registrant’s segments described above. All other Items of the 2010 Annual Report remain unchanged. The updated sections of the 2010 Annual Report are attached hereto as exhibits 99.1, 99.2, 99.3 and 99.4. No attempt has been made to include any adjustments or update matters in the 2010 Annual Report except to the extent expressly provided above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)
99.1	Item 1A. Risk Factors
99.2	Item 6. Selected Financial Data
99.3	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4	Item 8. Consolidated Financial Statements and Supplementary Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: June 10, 2011	By:	/s/ Mark J. DeCesaris Mark J. DeCesaris
Chief Financial Officer